Exhibit 10.46

JOINDER AGREEMENT
THIS JOINDER AGREEMENT, dated as of November 29, 2014 (this “Agreement”) is executed by Hyve Solutions Corporation, a corporation incorporated under the laws of California (the “Additional Originator”), with its principal place of business located at 44201 Nobel Drive, Fremont, CA 94538.
(a)    Synnex Corporation (“Synnex”) has entered into a Third Amended and Restated Receivables Sale and Servicing Agreement dated as of January 23, 2009 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Sale Agreement”) among SIT Funding Corporation, as Buyer (the “Buyer”), Synnex, as Servicer, and the entities party thereto from time to time as “Originators”.
(b)    The Additional Originator desires to become a party to the Sale Agreement as an “Originator”.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:
SECTION 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in Annex X to the Sale Agreement.
SECTION 2. Transaction Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Sale Agreement. From and after the Additional Originator Date, the Additional Originator shall be an Originator for all purposes of the Sale Agreement and the other Related Documents. The Additional Originator hereby acknowledges that it has received copies of the Sale Agreement and the other Related Documents.
SECTION 3. Representations and Warranties. The Additional Originator hereby makes all of the representations and warranties set forth in Section 4.01 of the Sale Agreement as of the date hereof (unless such representations and warranties relate to an earlier date, in which case and to the extent applicable, as of such earlier date), as if such representations and warranties were fully set forth herein, as supplemented by the addition of the disclosures to each Schedule to the Sale Agreement set forth on Exhibit A attached hereto. The Additional Originator hereby represents and warrants that the chief place of business and chief executive office of the Additional Originator, and the offices where the Additional Originator keeps all of its books, records and documents evidencing Receivables generated by it at the addresses set forth below:
44201 Nobel Drive
Fremont, CA 94538

SECTION 4. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. This Agreement is executed by the Additional Originator for the benefit of Synnex and the other Originators, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.
SECTION 5. Effective Date. This Agreement shall become effective on the date (the “Additional Originator Date”) on which Synnex shall have received all of the documents, certificates, agreements and opinions set forth below, each (unless otherwise indicated) dated as of the Additional Originator Date, in form and substance reasonably satisfactory to Buyer:
(a)    executed counterparts of this Agreement, duly executed by each of the parties hereto;
(b)    executed counterparts of that certain joinder to the Intercreditor Agreement, duly executed by the Additional Originator in favor of each of the parties to the Intercreditor Agreement;
(c)    executed counterparts of that certain Originator Support Agreement, duly executed by Synnex in favor of the Buyer and the Administrative Agent;
(d)    certified copies of (i) the resolutions of the governing body of the Additional Originator authorizing the execution, delivery, and performance by it of this Agreement and any other Related Document to which it will be a party, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and any other Related Document to which the Additional Originator will be a party and (iii) the organizational documents of the Additional Originator;
(e)    a certificate of the Secretary or Assistant Secretary of the Additional Originator certifying the names and true signatures of the officers of the Additional Originator authorized to sign this Agreement and any other Related Document to which it will be a party;
(f)    acknowledgment copies, or time stamped receipt copies of proper financing statements, duly filed on or before the Additional Originator Date under the UCC of all jurisdictions that the Buyer may deem necessary or desirable in order to perfect (with a first priority) the interests of the Company contemplated by this Agreement and the Sale Agreement and the interests of the Administrative Agent and the Lender Groups under the Funding Agreement;
(g)    completed UCC search reports, dated on or shortly before the Additional Originator Date, listing all effective financing statements filed in the jurisdiction referred to in clause (f) above that name the Additional Originator as debtor, together with copies of such financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Buyer may request, showing no such liens on any of the Receivables;

(h)    satisfactory results of a review by Buyer of such Additional Originator’s collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of its operating locations and satisfactory review of the Eligible Receivables in existence on the Additional Originator Date;
(i)    a good standing certificate with respect to the Additional Originator issued by the Secretary of State of the jurisdiction of its organization;
(j)     favorable opinions of Pillsbury Winthrop Shaw Pittman LLP, legal counsel for Buyer, Synnex and the Additional Originator addressing certain corporate, enforceability, security interest and bankruptcy matters, in form and substance reasonably satisfactory to the Administrative Agent and each Managing Agent;
(k)    executed counterparts of that certain Subordinated Note, duly executed by the Buyer in favor of the Additional Originator; and
(l)    executed counterparts of that certain Receivables Assignment, duly executed by the Additional Originator and the Buyer.
IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.
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Exhibit 10.46

HYVE SOLUTIONS CORPORATION

By:____/s/ Jane C. Fogarty______________________
Name:___Jane C. Fogarty______________________
Title:____Vice President & Senior Counsel________

44201 Nobel Drive
Fremont, CA 94538
Attn: General Counsel
Telephone No.: (510) 668-3668
Facsimile No.: (510) 668-3707

Acknowledged by:
SYNNEX CORPORATION
individually and as an Originator

By:    /s/ Simon Y. Leung
Name:     Simon Y. Leung
Title:     Senior Vice President, General
Counsel and Corporate Secretary

Acknowledged by:

SYNNEX CORPORATION
as Servicer

By:    /s/ Simon Y. Leung
Name:     Simon Y. Leung
Title:     Senior Vice President, General
Counsel and Corporate Secretary

Acknowledged by:

SIT FUNDING CORPORATION
as Buyer

By:    /s/ Simon Y. Leung
Name:     Simon Y. Leung
Title:     Senior Vice President, General
Counsel and Corporate Secretary

EXHIBIT A

SUPPLEMENTS TO SCHEDULES TO SALE AGREEMENT